UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 22, 2018

EVERCORE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 22, 2018, the Board of Directors (the “Board”) of Evercore Inc. (the “Company”) appointed Kendrick R. Wilson III as a director of the Board, with a term expiring at the Company’s 2019 annual meeting of stockholders. Mr. Wilson was appointed as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

There is no agreement, arrangement or understanding with any person pursuant to which Mr. Wilson was selected as a director, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointments, and pursuant to the Company’s compensation policy for non-management directors, Mr. Wilson will be granted a one-time award of restricted stock units (“RSUs”) with a value of $50,000, which generally vests on the second anniversary of the date of grant. In the case of such RSU grants, shares will be deliverable upon vesting and will be eligible for net settlement for withholding tax purposes. Mr. Wilson will also receive our standard non-management director compensation arrangement.

Mr. Wilson retired as Vice Chairman of BlackRock, Inc. in the first quarter of 2018 and was a member of its Global Executive Committee. He also served as Chairman of BlackRock’s Human Capital Committee and BlackRock Alternative Investors. He continues to serve as a senior advisor to BlackRock. Prior to joining BlackRock, Mr. Wilson was an advisor to the U.S. Department of the Treasury during the height of the financial crisis. Before going to Washington in the summer of 2008, he was Vice Chairman, Investment Banking of Goldman Sachs & Co. and a member of Goldman’s Executive Office. He also served as Chairman of Goldman’s Financial Institutions Group. Before joining Goldman, Mr. Wilson was a Vice Chairman, member of the Executive Committee and head of Investment Banking at Lazard Freres & Co. LLC.

Mr. Wilson has served on Boards of numerous public and private corporations in the United States and overseas, and is currently a director of ABR Reinsurance Ltd., a private reinsurance company. He is a Trustee of the Montana Land Reliance, Middlebury College (Emeritus) and Hospital for Special Surgery in New York City, where he is Chairman Emeritus. Mr. Wilson also serves as a member of the Board of Governors of the Montana State University Foundation. During his long career on Wall Street, Mr. Wilson has been involved in some of the most significant transactions in the financial services industry.

Mr. Wilson earned an MBA from Harvard Business School and a BA from Dartmouth College (Rufus Choate Scholar). A Pathfinder and honor graduate of Officer Candidate School and Ranger School, he served in Vietnam with a unit of the Studies and Observations Group. He resides in Florida and Montana.

The size of the Board was increased from eleven to twelve directors prior to the appointment of Mr. Wilson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE INC.

By:	/s/ Jason Klurfeld
Name: Jason Klurfeld Title: General Counsel

Dated: October 24, 2018